Execution Version July 15, 2026 Driven Brands Inc., Manager 440 S. Church Street, Suite 700 Charlotte, NC 28202 Driven Brands Canada Shared Services Inc., as Canadian Manager 1460 Stone Church Road E. Hamilton, ON L8W 3V3 With a copy to: S&P Global Ratings 55 Water Street New York, NY 10004 Attention: Structured Credit Surveillance Group E-mail: servicer_reports@sandp.com Kroll Bond Rating Agency, LLC 805 Third Ave, 29th Floor New York, NY 10022 Attention: ABS Surveillance E-mail: abssurveillance@kbra.com Re: Co-Issuers: Driven Brands Funding, LLC; Driven Brands Canada Funding Corporation Managers: Driven Brands Inc. (the “U.S. Manager”) and Driven Brands Canada Shared Services Inc. (the “Canadian Manager”) Consent Request: 2023 Audited Financial Statements, 2024 Audited Financial Statements, 2025 Audited Financial Statements, Q1 2026 Financial Reports, Q2 2026 Financial Reports, Q3 2026 Financial Reports and 2025 Annual Accountants’ Reports Greetings: Midland Loan Services, Inc. (“Midland”) is the Servicer and Control Party for the aforementioned transaction. This consent request relates to: (a) (i) audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the fiscal year ending in December 2023 for the U.S. Manager (“U.S. Manager 2023 Financials”); Exhibit 99.1

(ii) audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows for the fiscal year ending in December 2023 for the U.S. Securitization Entities (“U.S. Securitization Entity 2023 Financials”), and (iii) audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows for the fiscal year ending in December 2023 for the Canadian Securitization Entities (“Canadian Securitization Entity 2023 Financials” and, collectively with the U.S. Manager 2023 Financials and the U.S. Securitization Entity 2023 Financials, the “2023 Financials”); (b) (i) audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the fiscal year ending in December 2024 for the U.S. Manager (“U.S. Manager 2024 Financials”); (ii) audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows for the fiscal year ending in December 2024 for the U.S. Securitization Entities (“U.S. Securitization Entity 2024 Financials”), and (iii) audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows for the fiscal year ending in December 2024 for the Canadian Securitization Entities (“Canadian Securitization Entity 2024 Financials” and, collectively with the U.S. Manager 2024 Financials and the U.S. Securitization Entity 2024 Financials, the “2024 Financials”); (c) (i) audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the fiscal year ending in December 2025 for the U.S. Manager (“U.S. Manager 2025 Financials”), (ii) audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows for the fiscal year ending in December 2025 for the U.S. Securitization Entities (“U.S. Securitization Entity 2025 Financials”), and (iii) audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows for the fiscal year ending in December 2025 for the Canadian Securitization Entities (“Canadian Securitization Entity 2025 Financials” and, collectively with the U.S. Manager 2025 Financials and the U.S. Securitization Entity 2025 Financials, the “2025 Financials”),

(d) (i) the unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income and cash flows for the fiscal quarter ending in March 2026 for the U.S. Manager (“U.S. Manager Q1 Financials”), (ii) the unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows for the fiscal quarter ending in March 2026 for the U.S. Securitization Entities (“U.S. Securitization Entity Q1 Financials”), and (iii) the unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows for the fiscal quarter ending in March 2026 for the Canadian Securitization Entities (“Canadian Securitization Entity Q1 Financials” and, collectively with the U.S. Manager Q1 Financials and the U.S. Securitization Entity Q1 Financials, the “Q1 2026 Financials”), (e) (i) the unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income and cash flows for the fiscal quarter ending in June 2026 for the U.S. Manager (“U.S. Manager Q2 Financials”), (ii) the unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows for the fiscal quarter ending in June 2026 for the U.S. Securitization Entities (“U.S. Securitization Entity Q2 Financials”), and (iii) the unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows for the fiscal quarter ending in June 2026 for the Canadian Securitization Entities (“Canadian Securitization Entity Q2 Financials” and, collectively with the U.S. Manager Q2 Financials and the U.S. Securitization Entity Q2 Financials, the “Q2 2026 Financials”), (f) (i) the unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income and cash flows for the fiscal quarter ending in September 2026 for the U.S. Manager (“U.S. Manager Q3 Financials”), (ii) the unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows for the fiscal quarter ending in September 2026 for the U.S. Securitization Entities (“U.S. Securitization Entity Q3 Financials”), and (iii) the unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows for the fiscal quarter ending in September 2026 for the Canadian Securitization Entities (“Canadian Securitization Entity Q3 Financials” and, collectively with the U.S. Manager Q3 Financials and the U.S. Securitization Entity Q3 Financials, the “Q3 2026 Financials”), and

(g) each Annual Accountants’ Report (as defined in the Management Agreements) (such reports, collectively, the “2025 Annual Accountants’ Reports”). Midland received the Managers’ request to extend the time to provide (a) each of the 2023 Financials, the 2024 Financials and the 2025 Financials to August 31, 2026, (b) the Q1 2026 Financials to October 16, 2026, (c) the Q2 2026 Financials to October 30, 2026, (d) the Q3 2026 Financials to November 20, 2026 and (e) the 2025 Annual Accountants’ Reports to September 30, 2026 (the foregoing requests pursuant to clauses (a), (b), (c), (d) and (e) to extend the reporting dates collectively referred to as the “Financial Reporting Date Extension”). Midland acknowledges that the Co-Issuers have confirmed and agreed that (a) each of the 2023 Financials, the 2024 Financials and the 2025 Financials will be received no later than August 31, 2026, (b) the Q1 2026 Financials will be received no later than October 16, 2026, (c) the Q2 2026 Financials will be received no later than October 30, 2026, (d) the Q3 2026 Financials will be received no later than November 20, 2026 and (e) the 2025 Annual Accountants’ Reports will be received no later than September 30, 2026, and that Midland will not declare any breach of any covenant under the Second Amended and Restated Base Indenture or any Management Agreement, in each case in effect for the Driven Brands Securitization Entities, or any associated Rapid Amortization Event or any associated Manager Termination Event with respect to the U.S. Manager or the Canadian Manager, in each case arising solely from the Financial Reporting Date Extension as long as such Persons’ financial reporting obligations are performed in accordance with the terms of the Transaction Documents by such extended reporting deadline. Midland does not waive, extend, or modify any other non-performance, default, or breach of covenant under the Transaction Documents or pursuant to this letter, it being acknowledged that this letter pertains solely to the Financial Reporting Date Extension and is conditioned upon strict performance, time being of the essence, with the undertakings set forth herein. In consenting to this request, Midland is relying upon the Officer’s Certificate and Opinion of Counsel delivered to Midland in connection with this request. Midland’s Consent Fee is $15,000 for this request; invoice to be provided under separate email. If you have any questions, please feel free to contact me by phone at 913-521-6547 or by email at matthew.merritt@pnc.com. [Signature follows on next page]

Sincerely, Midland Loan Services, a Division of PNC Bank, National Association, as Control Party _____________________________________ Name: Title: David Bornheimer Digitally signed by David Bornheimer Date: 2026.07.15 09:32:23 -05'00'